Exhibit 10.15

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                                CREDIT AGREEMENT

                                 By and Between

                             MIKRON INFRARED, INC.,
                                   as Borrower

                                       and

                              FLEET NATIONAL BANK,
                                     as Bank

                         Dated: As of November 21, 2002

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                              EDWARDS & ANGELL, LLP
                           51 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078
                        Attn: Michael A. Gallo, Jr., Esq.

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                                                            Page
                                                                            ----

SECTION 1.1  SPECIFIC TERMS DEFINED............................................2
SECTION 1.2  RULES OF INTERPRETATION AND CONSTRUCTION.........................21

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE FACILITY

SECTION 2.1  COMMITMENT TO LEND...............................................23
SECTION 2.2  PROCEDURES FOR MAKING THE ADVANCES UNDER THE FACILITY............23
SECTION 2.3  THE REVOLVING NOTE...............................................24
SECTION 2.4  INTEREST RATE....................................................24
SECTION 2.5  PAYMENT OF PRINCIPAL.............................................24
SECTION 2.6  OPTIONAL PREPAYMENT OF FACILITY PRINCIPAL........................25
SECTION 2.7  MANDATORY PREPAYMENTS............................................25
SECTION 2.8  CONVERSION AND CONTINUATION OPTIONS..............................26
SECTION 2.9  MAXIMUM NUMBER OF TRANCHES.......................................26
SECTION 2.10 INCREASED COST...................................................26
SECTION 2.11 ILLEGALITY.......................................................27
SECTION 2.12 DISASTER.........................................................27
SECTION 2.13 USE OF PROCEEDS..................................................28
SECTION 2.14 DEFAULT RATE.....................................................28
SECTION 2.15 LATE CHARGE......................................................28
SECTION 2.16 TENDER AND APPLICATION OF PAYMENT................................28
SECTION 2.17 TIME OF PAYMENT..................................................28
SECTION 2.18 USURY............................................................28
SECTION 2.19 SECURITY FOR THE FACILITY........................................29

                                   ARTICLE III

                          CLOSING; CONDITIONS PRECEDENT

SECTION 3.1  CLOSING..........................................................31
SECTION 3.2  CONDITIONS TO CLOSING AND INITIAL ADVANCE........................31
SECTION 3.2  CONDITIONS TO ALL SUBSEQUENT ADVANCES............................35

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1  CORPORATE EXISTENCE; GOOD STANDING...............................36
SECTION 4.2  CORPORATE AUTHORITY..............................................36
SECTION 4.3  BINDING EFFECT OF DOCUMENTS......................................37
SECTION 4.4  NO EVENTS OF DEFAULT.............................................37
SECTION 4.5  NO GOVERNMENTAL CONSENT NECESSARY................................37
SECTION 4.6  LITIGATION.......................................................37
SECTION 4.7  NO VIOLATIONS OF LAWS............................................37
SECTION 4.8  USE OF PROCEEDS OF THE FACILITY..................................38
SECTION 4.9  OFFICIAL APPROVAL OF PERMITS.....................................38

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SECTION 4.10 GOVERNMENTAL AUTHORITY RECEIVED..................................38
SECTION 4.11 NO REPORTABLE EVENT..............................................38
SECTION 4.12 INFORMATION AND FINANCIAL DATA ACCURATE; FINANCIAL
             STATEMENTS; NO MATERIALLY ADVERSE CHANGES........................38
SECTION 4.13 NO REGISTRATION REQUIRED OF THE REVOLVING NOTE...................39
SECTION 4.14 TAXES............................................................39
SECTION 4.15 NO EXISTING DEFAULTS.............................................39
SECTION 4.16 TITLE TO PROPERTIES AND COLLATERAL...............................40
SECTION 4.17 NO UNTRUE STATEMENTS.............................................40
SECTION 4.18 BROKERAGE COMMISSIONS............................................40
SECTION 4.19 OTHER LIENS......................................................40
SECTION 4.20 INSURANCE........................................................40
SECTION 4.21 LABOR MATTERS....................................................40
SECTION 4.22 ENVIRONMENTAL MATTERS............................................41
SECTION 4.23 BOOKS AND RECORDS................................................41
SECTION 4.24 NAMES, LOCATION OF OFFICES.......................................41
SECTION 4.25 CAPITALIZATION; OWNERSHIP OF THE BORROWER........................41
SECTION 4.26 INVESTMENT COMPANY ACT OF 1940...................................42
SECTION 4.27 MARGIN REGULATION................................................42
SECTION 4.28 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................42

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.1  NOTIFY BANK......................................................43
SECTION 5.2  PAY TAXES AND LIABILITIES; COMPLY WITH AGREEMENT.................43
SECTION 5.3  OBSERVE COVENANTS................................................43
SECTION 5.4  MAINTAIN CORPORATE EXISTENCE AND QUALIFICATIONS..................43
SECTION 5.5  INFORMATION AND DOCUMENTS TO BE FURNISHED TO THE BANK............43
SECTION 5.6  ACCESS TO RECORDS AND PROPERTY...................................46
SECTION 5.7  COMPLY WITH LAWS.................................................46
SECTION 5.8  INSURANCE REQUIRED...............................................47
SECTION 5.9  CONDITION OF COLLATERAL; NO LIENS................................48
SECTION 5.10 PAYMENT OF PROCEEDS..............................................48
SECTION 5.11 PAY FEES AND EXPENSES............................................48
SECTION 5.12 RECORDS..........................................................48
SECTION 5.13 DELIVERY OF DOCUMENTS............................................48
SECTION 5.14 NAME CHANGES; LOCATION CHANGES...................................48
SECTION 5.15 FURTHER ASSURANCES...............................................49
SECTION 5.16 INDEMNIFICATION..................................................49

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.1  NO CONSOLIDATION, MERGER, ACQUISITION............................51
SECTION 6.2  DISPOSITION OF ASSETS OR COLLATERAL..............................51
SECTION 6.3  OTHER LIENS......................................................51
SECTION 6.4  OTHER LIABILITIES................................................51
SECTION 6.5  PAYMENT OF DIVIDENDS; REDEMPTION OF STOCK........................51
SECTION 6.6  ACCOUNTS.........................................................51
SECTION 6.7  PREPAYMENT OF OTHER INDEBTEDNESS.................................51
SECTION 6.8. SALE OR ISSUANCE OF STOCK........................................52
SECTION 6.9. INVESTMENTS......................................................52
SECTION 6.10 LOANS............................................................52
SECTION 6.11 GUARANTIES.......................................................52


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SECTION 6.12 REMOVE PROPERTY..................................................52
SECTION 6.13 MODIFICATION OF DOCUMENTS........................................52
SECTION 6.14 CHANGE BUSINESS..................................................52
SECTION 6.15 SETTLEMENTS......................................................53
SECTION 6.16 CHANGE LOCATION OR NAME..........................................53
SECTION 6.17 FIXED CHARGE COVERAGE RATIO......................................53
SECTION 6.18 MAXIMUM LEVERAGE RATIO...........................................53

                                   ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.1. EVENTS OF DEFAULT................................................54
SECTION 7.2. REMEDIES.........................................................56
SECTION 7.3  SET-OFF..........................................................56
SECTION 7.4. NO NOTICES.......................................................57
SECTION 7.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER.......................57
SECTION 7.6. WAIVER OF JURY TRIAL.............................................57

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1  REPRESENTATIONS AND WARRANTIES SURVIVE...........................58
SECTION 8.2  NOTICES..........................................................58
SECTION 8.3  REMEDIES CUMULATIVE..............................................59
SECTION 8.4  MODIFICATIONS IN WRITING.........................................59
SECTION 8.5  SUCCESSORS AND ASSIGNS...........................................59
SECTION 8.6  SALE OF LOAN INTEREST............................................59
SECTION 8.7  PLEDGE TO THE FEDERAL RESERVE....................................60
SECTION 8.8  INTEGRATION......................................................60
SECTION 8.9  GOVERNING LAW, SEVERABILIY.......................................60
SECTION 8.10 SUBMISSON TO JURISDICTION........................................60
SECTION 8.11 WAIVER OF BANKRUPTCY STAY........................................61
SECTION 8.12 COUNTERPARTS.....................................................61

                                    SCHEDULES

SCHEDULE "A" FORM OF BORROWING BASE CERTIFICATE
SCHEDULE "B" LOCATION OF COLLATERAL
SCHEDULE "C" LOCATION OF OFFICES


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                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (hereinafter referred to as the "Agreement") is made as of the 21st day of November, 2002, by and between

      MIKRON INFRARED, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having its principal office located at 16 Thorton Road, Oakland, New Jersey 07436 (hereinafter referred to as the "Borrower"),

      AND

      FLEET NATIONAL BANK, a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 208 Harristown Road, Glen Rock, New Jersey 07452 (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower has requested, and the Bank has agreed, to extend a certain credit facility to the Borrower (hereinafter referred to as the "Facility"), subject to the terms and conditions set forth in this Agreement.

      WHEREAS, the Borrower and the Bank now desire to enter into this Agreement in order to provide for the terms and conditions upon which the Bank will make the Facility to the Borrower.

      NOW, THEREFORE, in consideration of these premises and the mutual representations, covenants and agreements of the Borrower and the Bank, each party binding itself and its successors and assigns, do hereby promise, covenant and agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Specific Terms Defined. The following terms (including both the singular and plurals thereof) shall have the meanings respectively assigned to them directly or by reference below in this Section 1.1;

      "Account Debtor" shall mean any "account debtor", as such term is defined in Section 9-102(a)(3) of the UCC.

      "Account" and "Accounts Receivable" shall mean any "account", as such term is defined in Section 9-102(a)(2) of the UCC, whether now owned or hereafter acquired by the Borrower, and, in any event, includes, without limitation, any now existing and future, (1) accounts receivable, and any and all instruments, documents, book debts, notes, drafts, payment intangibles, acceptances, payments under lease of Inventory or Equipment, or sale of Inventory or Equipment, Contracts, General Intangibles and other forms of obligations now or hereafter received by or belonging or owing to the Borrower (other than forms of obligations evidenced by Chattel Paper or Instruments), including, without limitation, all accounts created by or arising from all sales or leases of goods or rendition of services by the Borrower to its customers, and all accounts arising from sales or rendition of services by the Borrower made under any of its trade names or styles, or through any of its divisions including, without limitation, the right to receive the Proceeds of purchase orders and Contracts;
(2) reserves and credit balances arising under any Account; (3) guarantees or collateral for any of the foregoing; (4) commercial tort claims, insurance policies or rights relating to any of the foregoing; and (5) cash and non-cash Proceeds of any and all of the foregoing.

      "Acquisition" shall mean that certain purchase of shares by HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH pursuant to the Share Purchase Agreement.

      "Acquisition Documentation" shall any and all documents, agreements and/or instruments executed in connection with the Acquisition.

      "Additional Costs" shall have the meaning assigned and ascribed to such term as set forth in Section 2.10 of this Agreement.

      "Advance" shall mean any advance of monies or funds to the Borrower by the Bank in connection with the Facility.

      "Advance Date" shall means in relation to any Advance, the day on which such Advance is made or to be made to the Borrower.


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      "Advance Limit" shall mean, at any date of determination thereof, an amount equal to the lesser of (i) Four Million and 00/100 ($4,000,000.00) Dollars or (ii) the sum of (1) eighty (80%) percent of the face amount of the Borrower's Eligible Accounts Receivable plus (2) fifty (50%) percent of the face amount of the Borrower's Eligible Inventory plus twenty-five (25%) of the value of the Borrower's Eligible PP & E.

      "Affiliate" shall mean, in relation to any corporation, any person that (directly or indirectly) controls or is controlled by or is under common control with such corporation. For the purposes of this definition, the term "control", as used with respect to any person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such person, whether through the ownership of shares of any class in the capital of such person or by contract or otherwise.

      "Agreement" shall have the meaning assigned and ascribed to such term as set forth in the Preamble of this Agreement.

      "Bank" shall have the meaning assigned and ascribed to such term as set forth in the Preamble of this Agreement.

      "Borrower" shall have the meaning assigned and ascribed to such term as set forth in the Preamble of this Agreement.

      "Borrowing Base Certificate" shall mean an advance request and certificate duly executed by the Borrower in form and substance satisfactory to the Bank and substantially in the form as more fully set forth in Schedule "A", attached hereto and made a part hereof.

      "Business Day" shall mean any day other than a Saturday, Sunday or day which shall be in the State of New Jersey a legal holiday or day on which banking institutions are required or authorized to close.

      "Capital Assets" shall mean fixed assets, both tangible and intangible, as such term is defined in accordance with GAAP.

      "Capital Expenditures" shall mean expenditures or obligations incurred for the acquisition of Capital Assets.

      "Chattel Paper" shall mean any "chattel paper", as such term is defined in
Section 9-102(a)(11) of the UCC, including, without, limitation, all electronic chattel paper, whether now owned or hereafter acquired by the Borrower.

      "Closing Date" shall mean the date on which the initial Advance is made by the Bank to the Borrower.

      "Collateral" shall mean, by way of inclusion and not by limitation, all property and interests in property whether now or hereafter existing or created or now or hereafter


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acquired by the Borrower, any Subsidiary and/or Affiliate of the Borrower, other than HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH and the German Subsidiaries, in or upon which a security interest, lien or mortgage is granted to or in favor of the Bank, for its benefit, under any of the Loan Documents, as collateral security for the Obligations. In addition, the term "Collateral" shall also be deemed to include the Guaranty Agreement.

      "Contracts" shall mean all contracts, licenses, instruments, undertakings, documents or other agreements in or under which the Borrower may now or hereafter have any right, title or interest (other than rights evidenced by Chattel Paper or Instruments), including, without limitation, (i) any claim of the Borrower arising thereunder from misrepresentation or breach of warranty and
(ii) all such agreements which pertain to the lease, sale, construction, design, manufacture or other disposition of any Equipment, fixtures, real property or any interest in real property as any of the same may from time to time be amended or supplemented (with the prior written consent of the Bank in the event any such amendments are out of the Borrower's ordinary course of business), other than such contracts, instruments, undertakings, documents or other agreements which specifically prohibit their assignment as security, provided, that notwithstanding any such prohibition, such contracts, instruments, undertakings, documents or other agreements shall be deemed to be contracts to the extent that such prohibition is inconsistent with the provisions of Section 9-406 of the UCC.

      "Continue", "Continuation" and "Continued" shall refer to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period.

      "Convert", Conversion" and "Converted" shall refer to a conversion of any Prime Rate Loan into a LIBOR Loan or of any LIBOR Loan into a Prime Rate Loan.

      "Copyright Security Agreement" shall mean that certain copyright security agreement, executed by the Borrower in favor of the Bank, whereby the Borrower granted to the Bank, a valid perfected first security lien interest, in and to all Copyrights and other similar property owned by it, for the purpose of providing the Bank with security for the Facility.

      "Copyrights" shall mean all United States copyrights, registrations and applications therefor of the Borrower, and any and all (i) renewals and extensions thereof, (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriation thereof, (iii) rights to sue for past, present and future infringements or misappropriation thereof, and (iv) all other rights corresponding thereto, in each instance, whether now owned or hereafter acquired by the Borrower.

      "Debt" shall mean with respect to the Borrower at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any


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such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), (c) all obligations of any such Person as lessee under any leases to the extent such obligations are required to be capitalized in accordance with GAAP, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all guaranty obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, and (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.

      "Default" shall mean any of the events of default as defined and described in Article VII of this Agreement, whether or not any requirement for the giving of notice, passing of time, or both, or the happening of any other condition, has been satisfied.

      "Default Rate" shall mean, to the extent permitted by law, whenever there is any Event of Default under the Loan Documents, or non-payment upon demand, the rate of interest on the unpaid principal balance of the Facility shall, at the option of the Bank, be five (5%) percent per annum in excess of the rate of interest provided for in the Revolving Note. The Borrower acknowledge that: (i) such additional rate is a material inducement to the Bank to make the Facility;
(ii) the Bank would not have made the Facility in the absence of the agreement of the Borrower to pay such default rate; (iii) such additional rate represents compensation for increased risk to the Bank that the Facility will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to the Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Facility and (b) compensation to the Bank for losses that are difficult to ascertain.

      "Distribution" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in the shares of common stock of the Borrower, directly or indirectly through a Subsidiary or otherwise; the return of capital by the Borrower of their shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

      "Documents" shall mean any "document," as such term is defined in Section 9-102(a)(30) of the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, all bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by the Borrower.

      "EBITDA" shall mean the Borrower's earnings before interest, taxes, depreciation and amortization, as such term is computed and construed in accordance with GAAP.


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      "E(2)T" shall mean a reference to E Square Technology Corporation.

      "Eligible Accounts Receivable" shall mean the Accounts Receivable as to which the Borrower has furnished to the Bank information adequate to identify the same, at such times and in such form as has been or, from time to time may be, requested by the Bank, which meet all of the following criteria on the origination date of the said accounts and continuing thereafter until collected, and which is in all other respects acceptable to the Bank:

      (i) The Borrower is the sole owner of the Accounts Receivable and has not sold, assigned, mortgaged, or hypothecated, or released from the Bank's security interest, all or any portion thereof, nor are they subject to any claim, lien or security interest of any persons or entities, including without limitation the United States, or any agency or instrumentality thereof;

      (ii) They shall be valid and legally enforceable, owing to the Borrower for the performance of services or the sale of goods arising in the ordinary course of business for which the Borrower has delivered or, at the time of origination of the said accounts, if required by the Bank, will deliver to the Bank, invoices, billings and shipping documents and other documents evidencing the obligation of the Borrower's customer to pay the Accounts Receivable;

      (iii) No financing statement, other than as may be executed in favor of or consented to by the Bank, covering any Account Receivable or its proceeds is on file in any public office, and neither the Borrower nor the Bank has received any notice of any proposed acquisition, of any account receivable security interest therein;

      (iv) The original date of the invoice for the Account Receivable is less than ninety (90) days from the invoice date;

      (v) They are not subject to any offsets, credits, allowances or adjustments due the account debtor except usual and customary prompt payment discount, nor has the account debtor returned the goods or indicated any dispute or complaint concerning them;

      (vi) The Borrower has not received any notice, nor has it any knowledge of any facts, which adversely affects the credit of the account debtor; and

      (vii) The Bank has not notified the Borrower that either the Account Receivable or the account debtor is not qualified.

      Notwithstanding the above, the following will be considered ineligible receivables:

      (a) Accounts Receivable which remain unpaid ninety (90) days after the date of the original invoice;


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      (b) Accounts Receivable with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower;

      (c) Accounts Receivable with respect to which the Account Debtor is a federal Governmental Authority, the United States of America, or, in each case, any department, agency or instrumentality thereof;

      (d) Accounts Receivable with respect to which the Account Debtor is any state or municipal Governmental Authority or any agency or instrumentality thereof;

      (e) Accounts Receivable not denominated in U.S. dollars;

      (f) Accounts Receivable with respect to which the Account Debtor is not a resident of the United States of America; unless such Accounts Receivable are either bonded, insured or backed by a letter of credit naming the Bank as the sole beneficiary and issued by a financial institution acceptable to the Bank;

      (g) Accounts Receivable that are subject to any dispute, contra-account, defense, offset or counterclaim, volume rebate or advertising or other allowance;

      (h) Accounts Receivable with respect to which the Bank does not have a first and valid fully perfected and enforceable security interest;

      (i) Accounts Receivable with respect to which the Account Debtor is the subject of a bankruptcy or similar solvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

      (j) Accounts Receivable with respect to which the Account Debtor is located in any jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains a business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a business activity report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws;

      (k) Accounts Receivable due from an Account Debtor which exceed twenty (20%) percent of the net amount of all Eligible Accounts Receivable;

      (l) Accounts Receivable due from any Account Debtor where more than fifty (50%) percent of such Accounts Receivable have been deemed ineligible;

      (m) Accounts Receivable with respect to which the Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;


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      (n) Accounts Receivable with respect to which the Borrower has not yet performed the applicable service;

      (o) Accounts Receivable subject to any Lien (except those in favor of the Bank), or the Inventory, goods, property, services or other consideration of which such Accounts Receivable constitutes proceeds is subject to any such Lien;

      (p) Accounts Receivable due from any Subsidiary or Affiliate of the Borrower;

      (q) Accounts Receivable that have been classified by the Borrower as doubtful or that have otherwise failed to meet established or customary credit standards of the Borrower, to the extent of such write-down;

      (r) Accounts Receivable evidenced by a promissory note, chattel paper or other similar instrument;

      (s) Accounts Receivable that are subordinate or junior in right or priority of payment pursuant to a written agreement between the applicable Account Debtor and the Borrower to any other obligation or claim; and

      (t) Accounts Receivable that are consigned or otherwise assigned to any Person (other than the Borrower) for collection or otherwise.

      "Eligible Inventory" shall mean the Inventory as to which the Borrower has furnished to the Bank information, adequate to identify the same, at such times and in such form as has been or, from time to time may be, requested by the Bank, which meet all of the following criteria and which is in all other respects acceptable to the Bank:

            (i) the Inventory is either (a) finished goods or (b) raw materials other than supplies; but excluding in all cases work-in-process, any goods which have been shipped, delivered, sold by or provided to the Borrower on a bill and hold, consignment sale, guaranteed sale, or sale or return basis; or any other similar basis or understanding other than an absolute sale;

            (ii) the Inventory is new, of good and merchantable quality;

            (iii) the Inventory is located on premises listed on Schedule "B" to this Agreement;

            (iv) the Inventory is not stored with a bailee, warehouseman, consignee or similar party unless the Bank has given its prior written consent and the Borrower has caused such bailee, warehouseman, consignee or similar party to issue and deliver to the Bank, in form and substance acceptable to the Bank, warehouse receipts or similar type documentation therefor in the Bank's name;


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            (v) the Inventory is subject to the Bank's first prior perfected security interest and is not subject to any other Lien;

            (vi) the Inventory has not been manufactured in violation of any federal minimum wage or overtime laws, including, without limitation, the Fair Labor Standards Act, 29 U.S.C. ss. 215(a)(1); and

            (vii) the Inventory is not, and should not be, disqualified for any other reason generally accepted in the commercial finance business.

      Notwithstanding the qualification standards specified above, upon prior notice to the Borrower, the Bank may at any time or from time to time revise such qualification standards or, in its sole discretion, determine that certain Inventory is not eligible to be Eligible Inventory.

      "Eligible PP & E" shall mean the net book value of all PP & E to which the Borrower has furnished to the Bank information, adequate to identify the same, at such times and in such form as has been or, from time to time may be, requested by the Bank and which is in all other respects acceptable to the Bank.

      "Environmental Law" or "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S.C. ss.7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss.740 et seq.); the Federal Pollution Control Act, as amended (33 U.S.C. ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. ss.300f et seq.); the Food, Drug and Cosmetic Act, as amended (21 U.S.C. ss.301 et seq.); the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950
(1988), and their state and local counterparts or equivalents and any transfer of ownership, notification or approval statutes such as the New Jersey Industrial Site Recovery Act (N.J.S.A. ss.13:1K-6 et seq.) ("ISRA"); the New Jersey Leaking Underground Storage Tank Act (N.J.S.A. ss.58:10a-21 et seq.) ("LUST"); and the Spill Compensation and Control Act (N.J.S.A. ss.58:10-23.11 et seq.).

      "Environmental Liabilities and Costs" shall mean, as to any Person, all liabilities obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Subsidiaries.

      "Environmental Lien" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b), (c), (m), or (o) of the Tax Code.

      "ERISA Event" shall mean, as to the Borrower, (i) a Reportable Event with respect to a Title IV Plan, (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a) (2) of ERISA, (iii) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multi-employer Plan, (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Sections 4041 of ERISA, (v) the institution of proceedings to terminate a Title IV Plan or Multi-employer Plan by the PBGC, or (vi) any other event or condition grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or the imposition of any liability under Title IV or ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

      "Equipment" shall mean all "equipment", as such term is defined in Section 9-102(a)(33) of the UCC, whether now owned or hereafter acquired by the Borrower and wheresoever located, and shall also mean and include all personal property, including that constituting machinery, equipment, plant, furnishings, fixtures and other fixed assets of any kind, nature and description, whether affixed to real property or not, including automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, fixtures and office furniture, as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts, (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

      "Existing Facility" shall mean that certain credit facility by and between the Borrower and the Bank in the aggregate principal amount of $1,500,000.00 which, upon the closing the Facility, shall be of no further force and effect.

      "Event of Default" or "Events of Default" shall mean any of the events of default as defined and described in Section 7.1 of this Agreement; provided that any requirement for the giving of notice, the passing of time, or both, or the happening of any other condition, has been satisfied.

      "Facility" shall have the meaning assigned and ascribed to such term as set forth in the first Recital of this Agreement.

      "Financing Statements" means the UCC-1 Financing Statements to be filed with applicable Governmental Authorities pursuant to which the Bank shall perfect its security interest in the Collateral.

      "Fiscal Quarter" shall mean the three (3) month period of each Fiscal Year (or such other three months as agreed upon by the Borrower and the Bank):

      November 1                    -              January 31
      February 1                    -              April 30
      May 1                         -              July 31
      August 1                      -              October 31

      "Fiscal Year" shall mean that twelve (12) month period commencing on November 1 and ending on October 31 of each year (or such other twelve month as agreed upon by the Borrower and the Bank).

      "Fixed Charge Coverage Ratio" shall mean the ratio which is equivalent to the sum of the Borrower's EBITDA less any cash taxes, Distributions, Capital Expenditures and treasury stock purchases divided by the sum of the Borrower's Current Portion of Long Term Debt plus Interest Expense.

      "GAAP" shall mean Generally Accepted Accounting Principles, consistently applied.

      "General Intangibles" shall mean any "general intangibles," as such term is defined in Section 9-102(a)(42) of the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, all rights, interest, choses in action, causes of actions, claims and all other intangible property of the Borrower of every kind and nature, in each instance whether now owned or hereafter acquired by the Borrower, including, without limitation, all corporate and other business records, all loans, royalties, and all other forms of obligations receivable whatsoever (other than Accounts Receivable); all trademarks, patents, trade secrets, licenses, copyrights, goodwill, inventions (whether patented or patentable or not), designs, registrations, permits, franchises, proprietary or confidential information, technical information, procedures and designs; all knowledge, know-how, skill, expertise and experience relating to the business conducted by the Borrower; all computer programs, software, data bases, data, processes, models, drawings, printouts and other computer materials, customer lists, credit files, and supplier contracts, firm sale orders, rights under license and franchise agreements; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to personal property; all payment due or made to the Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person or Governmental Authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against third parties (including carriers and shippers) (other than Accounts Receivable); all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; all proceeds of insurance of which the Borrower is the beneficiary; all right, title and interest which the Borrower may now or hereafter have or under any other Contracts or contract right, now owned or hereafter acquired by the Borrower; and all letters of credit, guaranties, liens, security interests and other security held by or granted to the Borrower; and all other intangible property, whether or not similar to the foregoing, in each instance, however and wherever arising.

      "Generally Accepted Accounting Principles" shall mean generally accepted principles and practices for financial statements as developed and modified by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Securities and Exchange Commission, the stock exchanges and industry practices and custom, applied on a consistent basis.

      "German Subsidiaries" shall mean reference to IMPAC Electronic GmbH, IMPAC Systems GmbH, infra sensor Spezialpyrometer GmbH, INFRAPOINT Messtechnik GmbH, IMPAC France, Sarl and IMPAC Infrared Ltd..

      "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (i) the continued uninterrupted operation and occupancy of the Borrower's business operations, or
(ii) the performance of any act or obligation or the observance of any agreement or condition of the Borrower under this Agreement or the other Loan Documents.

      "Guarantor" shall mean a reference to E(2)T.

      "Guaranty Agreement" shall mean that certain agreement of guaranty, executed and delivered by the Guarantor, for the benefit of the Bank, with respect to the Obligations.

      "Hedging Obligations" shall mean any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions, and (ii) any and all cancellations, buy backs, reversals, terminations of any of the foregoing.

      "Instrument" shall mean any "instrument," as such term is defined in
Section 9-102(a)(47) of the UCC, including, without limitation, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every kind and description and investment property, whether now owned or hereafter acquired by the Borrower, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Insurance Policies" shall mean all of the Borrower' right, title and interest under any policy of insurance affecting the collateral, including, without limitation, unearned premiums thereon.

      "Interest Period" shall mean, with respect to any LIBOR Loan,

      (i) initially, the period commencing on the date such LIBOR Loan is made or the Conversion Date and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in the Notice of Borrowing; and

      (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two
(2), three (3) or six (6) months thereafter, as selected by the Borrower in the Notice of Borrowing, provided, however, that:

      (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

      (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

      (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

      (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

      "Inventory" shall mean any "inventory," as such term is defined in Section 9-102(a)(48) of the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, all inventory, merchandise, goods and other tangible personal property now owned or hereafter acquired by the Borrower (wherever located, whether in the possession of the Borrower or of a bailee or other person for sale, storage, transit, processing, packaging, delivery, shipping, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which constitute raw materials, work in process or materials used or consumed in the Borrower' businesses or in the processing, packaging or shipping of same and all finished goods in the possession of the Borrower.

      "IRS' shall mean the United States Internal Revenue Service.

      "LIBOR" shall mean, as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for an applicable Interest Period, comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

      "LIBOR Loan" shall mean any Advance or portion of an Advance that bears interest at a rate determined with reference to LIBOR.

      "LIBOR Interest Rate" shall mean the interest rate charged for each borrowing under a LIBOR Loan.

      "Licenses" shall mean all license agreements in which the Borrower grants or receives a grant of any interest in Copyrights, Trademarks, Patents and Trade Secrets and other intellectual property and any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable to the Borrower with respect thereto, including, without limitation, damages and payments for past or future violations or infringements or misappropriation thereof, and (iii) rights to sue for past, present and future violations or infringements thereof, in each instance, whether now owned or hereafter acquired by the Borrower.

      "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

      "Loan Documents" shall mean any and all agreements, documents, certificates and instruments executed by the Borrower or any other Person or delivered by the Borrower to the Bank pursuant to and in connection with the Facility and this Agreement, including, without limitation, the Revolving Note and the Financing Statements.

      "Margin Stock" shall mean a reference to "margin stock", as such term is defined in Regulation G, Regulation T, Regulation U and Regulation X.

      "Master Agreement" shall mean that certain ISDA Master Agreement, executed by and between the Borrower and the Bank pursuant to which the Borrower and the Bank may enter into any derivative, interest or currency swap, fixture, option or other interest rate protection or similar agreement.

      "Maturity Date" shall mean November 20, 2005.

      "Maximum Leverage Ratio" shall mean the ratio which is equivalent to the Borrower's Total Liabilities less Subordinated Debt divided by the Borrower's Tangible Net Worth minus the sum of (i) all amounts due and owing from Affiliates and Subsidiaries plus (ii) Subordinated Debt.

      "Notice of Borrowing" shall have the meaning assigned and ascribed to such term as set forth in Section 2.2 of this Agreement.

      "Notice of Conversion" shall have the meaning assigned and ascribed to such term as set forth in Section 2.8 of this Agreement.

      "Obligation" shall mean any one of the Obligations.

      "Obligations" shall mean, collectively, all of the indebtedness, obligations, liabilities, and agreements of every kind and nature of the Borrower to or with the Bank, or to or with any affiliate of the Bank, or of any guarantor of the Borrower's indebtedness, obligations, liabilities and agreements to or with the Bank, or to or with any affiliate of the Bank, now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement, the Loan Documents or otherwise, whether in the form of refinancing, letters of credit, bankers acceptances, guaranties, loans, interest, charges, expenses or otherwise, direct or indirect, (including without limitation, any participants or interest of the Bank, or of an affiliate of the Bank in any obligation of the Borrower to others), acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to the Bank pursuant to this Agreement or any of the Loan Documents to which the Borrower is a party, including any indebtedness or liabilities arising from any derivative, interest or currency swap, fixture, option or other interest rate protection or similar agreement (including, without limitation, the Hedging Obligations) and all interest and late charges on any of the foregoing.

      "Patent Security Agreement" shall mean that certain patent security agreement, executed by the Borrower in favor of the Bank, whereby the Borrower granted to the Bank, a valid perfected first security lien interest, in and to all Patents and other similar property owned by it, for the purpose of providing the Bank with security for the Facility.

      "Patents" shall mean all United States patents and patent applications, along with any and all (i) inventions and improvements described and claimed therein and all other technical developments, whether or not patentable, now or hereafter made, (ii) reissues, divisions, continuations, renewals, extensions, reexaminations, continuations-in-part and extensions thereof, (iii) income, royalties, damages and payments now and hereafter due and/or payable to the Borrower with respect thereto and all proceeds thereof, including, without limitation, damages and payments for past or future infringements or misappropriation thereof, (iv) rights to sue for past, present and future infringements or misappropriation thereof, and (v) all other rights corresponding thereto, in each instance, whether now owned or hereafter acquired by the Borrower.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permit" shall mean any permit, approval, authorization, license, variance, or permissions required from a Governmental Authority under applicable Requirements of Law.

      "Permitted Encumbrances" shall mean, with respect to the Collateral, the following: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent; (ii) liens for taxes, assessments or governmental charges the validity of which are being contested in good faith by the Borrower by appropriate proceedings, provided that the Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on the Borrower' balance sheet for the payment of same; (iii) liens created or contemplated by the Loan Documents; (iv) liens in favor of or consented to by the Bank, and (v) liens for purchase money equipment financing which, in the aggregate, does not exceed $100,000.00.

      "Person" or "Persons" shall mean any one or more individuals, partnerships, corporations (including a business trust), joint stock companies, trusts, unincorporated associations, joint ventures or other entities, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

      "Pledge Agreement" shall mean that certain Pledge Agreement, dated as of November 21, 2002 executed by the Borrower with respect to the stock interests owned by it in HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH.

      "Pledged Debt" shall mean all instruments, including but not limited to, promissory notes evidencing any indebtedness due and owing to the Borrower by any Person, including any Subsidiaries of the Borrower.

      "PP & E" shall mean all property, plant and Equipment, whether now owned or hereafter acquired by the Borrower and wheresoever located; to which the Borrower can demonstrate clear title and possession within the United States of America.

      "Prime Rate" shall mean the rate of interest utilized, from time to time, by the Bank as its prime lending rate. This rate of interest is a reference rate and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank. The Prime Rate shall be set on the Closing Date and is to be adjusted automatically and immediately thereafter from time to time on the same day as the Prime Rate changes, without notice to the Borrower, and any other guarantors or endorsers, if any, and any notice of which they may be entitled is hereby waived. Any such a change in the Prime Rate shall not affect or alter the terms and condition of this Agreement or the Revolving Note, all of which shall remain in full force and effect.

      "Prime Rate Loan" shall mean any Advance or portion of an Advance that bears interest at a rate determined with reference to the Prime Rate.

      "Proceeds" shall have the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

      "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

      "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

      "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

      "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

      "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration by such Person of a contaminant into the indoor or outdoor environment or into or out of any property owned by such Person or any of it Subsidiaries, including the movement of contaminants through or in the air, soil, surface water, groundwater or property.

      "Remedial Action" shall mean all actions required to (i) clean up, remove, treat or in any other way address contaminants in the indoor or outdoor environment; (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

      "Reportable Event" means any of the events set forth in Section 4043 (b)
(1), (2), (3), (5), (6), (8) or (9) of ERISA.

      "Requirement of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including all disclosure requirements of ERISA and the requirements of Environmental Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities", as such term is defined in Regulation D.

      "Responsible Officer" shall mean the chief executive officer, chief financial officer, corporate controller or any other officer of the Borrower acceptable to the Bank.

      "Revolving Note" shall mean that certain revolving credit note, dated the date of this Agreement, in the aggregate principal amount of up to Four Million and 00/100 ($4,000,000.00) Dollars, executed by the Borrower in favor of the Bank, evidencing the Facility.

      "Security Agreement" shall mean that certain security agreement executed by the Borrower in favor of the Bank, whereby the Borrower granted to the Bank a valid perfected first security lien interest in the Collateral for the purpose of providing the Bank with security for the Facility.

      "Share Purchase Agreement" shall mean that certain Share Sale and Purchase Agreement and Assignment of Shares, dated November 21, 2002, executed by and between HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH, as purchaser, and Hermann Schlosser, Ilse Schlosser, Karen Beck and Rolf Breternitz, as sellers, with respect to the shares of Impac Electronic GmbH and Infrapoint Messtechnik GmbH.

      "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater then the total amount of liabilities, including contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (ii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at anytime, such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subordinated Debt" shall mean, at any particular time, all Debt of the Borrower that shall be expressly subordinated upon written terms and conditions, satisfactory to the Bank, in right of payment to the prior payment in full of all of the Obligations.

      "Subsidiary" or "Subsidiaries" shall mean with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such

Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Persons and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

      "Subsidiary Security Agreement" shall mean that certain security agreement executed by any Guarantor in favor of the Bank, whereby any Guarantor granted in favor of the Bank a valid perfected first security lien interest in the Collateral for the purpose of providing the Bank with security for the Facility.

      "Tax Code" shall mean the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time (26 U.S.C. ss.31 et seq.).

      "Trademark Security Agreement" shall mean that certain trademark security agreement, executed by the Borrower in favor of the Bank, whereby the Borrower granted to the Bank, a valid perfected first security lien interest, in and to all Trademarks and other similar property owned by it, for the purpose of providing the Bank with security for the Facility.

      "Trademarks" shall mean all United States trademarks, service marks, trade names, fictitious names, corporate names and company names, whether registered or at common law, and all registrations and applications therefor of the Borrower, and the entire goodwill of the Borrower's businesses connected therewith and symbolized thereby, together with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriation thereof, and (iii) rights to sue for past, present and future infringements or misappropriation thereof, and (iv) all other rights corresponding thereto, in each instance, whether now owned or hereafter acquired by the Borrower, and including, without limitation, the Trademarks.

      "Trade Secrets" shall mean all trade secrets of the Borrower, along with any and all (i) income, royalties, damages and payments now and hereafter due and/or payable to the Borrower with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, and (ii) all other rights corresponding thereof, in each instance, whether now owned or hereafter acquired by the Borrower.

      "Tranche" shall mean a collective reference to all LIBOR Loans and the then current Interest Periods with respect to such LIBOR Loans which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

      "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New Jersey; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Bank's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New Jersey, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions thereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions..

      Section 1.2 Rules of Interpretation and Construction. In this Agreement, unless the context otherwise requires:

            (i) Articles and Sections mentioned by number only are the respective Articles and Sections of this Agreement as so numbered;

            (ii) Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

            (iii) Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

            (iv) Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns.

            (v) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

            (vi) If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof, unless not invalidating or rendering unenforceable the remaining provisions shall be inequitable;

            (vii) The terms "herein", "hereunder", "hereby", "hereto", and any similar terms as used in this Agreement refer to this Agreement; the term "heretofore: means before the date of execution of this Agreement; and the term "hereafter" means after the date of execution of this Agreement;

            (viii) If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

            (ix) Unless otherwise specified, (a) all accounting terms used herein or in any Loan Document shall be interpreted, (b) all accounting determinations and computations hereunder or thereunder shall be made, and (c) all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP; and

            (x) The word "and" when used from time to time herein shall mean "or" or "and/or" if such meaning is expansive of the rights or interests of the Bank in the given context.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE FACILITY

      Section 2.1 Commitment to Lend.

      (i) Subject to the terms and conditions set forth in this Agreement, the Bank will make advances, from time to time, to the Borrower, in such amounts as the Borrower may request and the Borrower may borrow, repay, and reborrow from time to time between the date of this Agreement and the Maturity Date, upon notice by the Borrower to the Bank given in accordance with Section 2.2 of this Agreement, such sums as requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at one time equal to the Advance Limit. Each request for an Advance hereunder shall constitute a representation by the Borrower that the conditions set forth in this Agreement have been satisfied on the date of such request.

      (ii) The Bank may, from time to time, in its sole and absolute discretion, permit the outstanding amount of the Facility, or the aggregate outstanding amount of all loans, advances and/or other financial accommodations to exceed the limitations set forth in this Agreement. In any such event, and without limiting the rights of the Bank to demand payment of the Facility, in whole or in part, at any time and from time to time, the Borrower shall immediately repay to the Bank, and/or furnish cash collateral to the Bank, for such portion of the outstanding loans, advances or other financial accommodations which equals the amount(s) by which the formulas or the limitations set forth herein have been exceeded. If the outstanding amount of the loans, advances or other financial accommodations shall exceed the Advance Limit at any time, such excess shall be deemed secured by the Collateral and shall be subject to the terms of this Agreement.

      Section 2.2 Procedures for Making the Advances Under the Facility. Subject to all of the applicable terms and conditions of this Agreement, Advances shall be made by the Bank to the Borrower, at such times and in such amounts, as shall be requested by the Borrower in compliance with this Section 2.2:

            (i) Advances shall be in integral multiples of $100,000.00;

            (ii) In no event shall the sum of (a) the amount of any and all Advances requested by the Borrower, and (b) the outstanding principal balance of the Facility, on the requested Advance Date, exceed the Advance Limit.

            (iii) Each Advance shall be made on notice given by the Borrower to the Bank not later than 11:00 a.m. (hereinafter referred to as a "Notice of Borrowing"), on the date which is three (3) Business Days prior to the proposed Advance Date. Each such Notice of Borrowing shall be by telephone or facsimile, in each case confirmed immediately in a signed writing by the Borrower specifying therein (a) the requested Advance Date, (b) the amount of such Advance and (c) any exceptions to the covenants, representations and warranties set forth in this Agreement.

            (iv) Notwithstanding any provision of this Section 2.2 to the contrary, in no event shall the Bank be obligated, nor shall the Borrower request the Bank, to make any Advances upon the occurrence of a Default or an Event of Default.

      Section 2.3 The Revolving Note. The obligation of the Borrower to repay all monies advanced by the Bank to the Borrower in connection with the Facility shall be evidenced by the Revolving Note. The Revolving Note, inter alia, shall
(i) be dated the Closing Date, (ii) be payable in the amounts and on the dates as provided for in Section 2.5 hereof, and (iii) bear interest at the rates and be payable on the dates and in the manner provided for in Section 2.4 hereof.

      Section 2.4 Interest Rate. (i) Subject to terms and conditions of this Agreement, interest shall be computed daily on the advanced and unpaid principal amount of all Advances from the date on which each such Advance is made until the principal thereof shall be paid in full, hereunder at a rate per annum equal to:

            (1)   for any Prime Rate Loan, the Prime Rate minus one hundred
                  (100) basis points, as in effect from time to time; and

            (2) for any LIBOR Loan, at all times during the applicable Interest Period, one hundred fifty (150) basis points over and above LIBOR for such Interest Period for such LIBOR Loan.

      (ii) Interest on all Advances outstanding shall be paid monthly, in arrears, (a) with respect to any Prime Rate Loan on the first day of each and every month until the Maturity Date, (b) with respect to any LIBOR Loan, on the last day of each applicable Interest Period, (c) with respect to any Prime Rate Loan or LIBOR Loan whose principal balance is to be paid prior to the last day of any such month, on the date any such loan is paid in full or (d) or such earlier date as a result of the occurrence of an Event of Default under the Loan Documents; at which time all unpaid principal and accrued interest, together with any fees, charges, expenses and other sums, if any, shall be due and payable to the Bank; which fees shall be deemed to have been earned.

      (iii) All computations of interest called for under the Facility shall be made on the basis of a 360 day year for the actual number of days elapsed.

      Section 2.5 Payment of Principal. The aggregate outstanding principal balance of the Facility shall be due and payable by the Borrower to the Bank on the Maturity Date or such earlier date as a result of the occurrence of an Event of Default under the Loan Documents; at which time all unpaid principal and accrued interest, together with any, fees, charges, expenses and other sums, if any, due and owing to the Bank; which fees shall be deemed to have been earned.

      Section 2.6 Optional Prepayment of Principal. (i) With respect to any LIBOR Loan under the Facility, the Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Loan. The Borrower shall pay to the Bank, upon request of the Bank and in addition to the payment of all accrued and unpaid interest due on the Facility, together with all sums, expenses and fees due and owing to the Bank, which fees shall be deemed to have been earned, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by the Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure by the Borrower to pay a LIBOR Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Borrower shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR RATE in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon the prepayment of a LIBOR Loan. Each reference in this paragraph to "LIBOR Rate Election" shall mean the election by the Borrower of the LIBOR Rate. If by reason of an Event of Default, the Bank elects to declare the Revolving Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

      (ii) With respect to any Prime Rate Loan under the Facility, the Borrower may prepay, in whole or in part, without premium or penalty therefor, the outstanding principal amount of the Facility, at any time during the term of the Facility, provided, any prepayment of principal of the Facility shall be accompanied by payment of all accrued and unpaid interest due on the Facility, together with all sums, expenses and fees due and owing to the Bank, which fees shall be deemed to have been earned.

      Section 2.7 Mandatory Prepayments. In the event that at any time during the term of the Facility, the outstanding principal balance of the Facility exceeds the Advance Limit, the Borrower, immediately and without delay, shall make any and all such payments necessary to reduce the outstanding principal balance of the Facility to be less than or equal to the Advance Limit.

      Section 2.8 Conversion and Continuation Options. (i) The Borrower may elect from time to time to (a) Convert any LIBOR Loan to a Prime Rate Loan or
(b) Convert a Prime Rate Loan to a LIBOR Loan, by giving the Bank at least three
(3) Business Days' prior irrevocable notice of such election (hereinafter referred to as a "Notice Conversion"), provided that any such Notice of Conversion provided with respect to a LIBOR Loan may only be made on the last day of an Interest Period with respect thereto. Any such Notice of Conversion provided with respect to a LIBOR Loan shall specify the length of the initial Interest Period or Interest Periods therefor. All or any part of any outstanding LIBOR Loans and Prime Rate Loans may be Converted as provided herein, provided, that (i) no Event of Default has occurred, (ii) any such Conversion may only be made if, after giving effect thereto, Section 2.9 shall not have been contravened, and (iii) no Prime Rate Loan may be Converted into a LIBOR Loan after the date that is one month prior to the Maturity Date.

      (ii) Any LIBOR Loan may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Bank, in accordance with the terms and conditions of this Agreement, of the length of the next Interest Period to be applicable to such Loan, provided, that no LIBOR Loan may be Continued (i) upon the occurrence of an Event of Default, (ii) any such Continuation may only be made if, after giving effect thereto, Section 2.9 shall not have been contravened or (iii) after the date that is one month prior to the Maturity Date and provided, further, that if the Borrower shall fail to give such notice or if such Continuation is not permitted pursuant to this Section 2.8, such LIBOR Loan shall be automatically converted to a Prime Rate Loan on the last day of such then expiring Interest Period.

      Section 2.9 Maximum Number of Tranches. All Advances, Conversions and Continuations under the Facility and all selections of Interest Periods under the Facility shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, in no event shall there be more than five (5) Tranches outstanding at any time.

      Section 2.10 Increased Cost The Borrower shall pay to the Bank, from time to time, such amounts as the Bank may determine to be necessary to compensate the Bank for any costs incurred by the Bank, which the Bank determines are attributable to its making or maintaining any LIBOR Loan hereunder or its obligation hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the Revolving Note in respect of any such LIBOR Loan or such obligation (such increases in costs and reductions in amounts receivable shall hereinafter be referred to as "Additional Costs"), resulting from any change, after the date of this Agreement, in United States Federal, state, municipal, or foreign laws or regulations, including, but nor limited to Regulation D of the Board of Governors of the Federal Reserve System or the adoption or making after such date of any interpretations, directives or requirements applying to a class of banks including the Bank of or under any United States Federal, state, municipal or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (hereinafter referred to as a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Revolving Note in respect of any of such LIBOR Loan (other than taxes imposed on the overall net income of the Bank); or (2) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Bank, including, but not limited to, any of LIBOR Loan or deposits referred to in the definition of the LIBOR Interest Rate; or (3) imposes any other condition affecting this Agreement or the Revolving Note (or any of such extensions of credit or liabilities).

      Section 2.11 Illegality. Notwithstanding any other provision in this Agreement to the contrary, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (1) maintain its commitment, as set forth in this Revolving Note, then upon notice to the Borrower by the Bank, the commitment of the Bank shall terminate; or (2) maintain or fund a LIBOR Loan, then upon notice to the Borrower by the Bank the outstanding principal amount of the borrowings based upon the LIBOR Interest Rate, together with interest accrued thereon, and any and all other fees, charges and other sums, if any, due and payable to the Bank shall be converted and charged at an interest rate, determined by the Bank in its sole and absolute discretion (hereinafter referred to as an "Alternate Base Rate Loan"); which determination shall be deemed to be conclusive.

      Section 2.12 Disaster Notwithstanding any term or provision of this Agreement to the contrary, if the Bank determines, in its sole and absolute discretion, that:

      (a) Quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Interest Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on a LIBOR Loan as provided in this Agreement or the Revolving Note; or

      (b) The relevant rates of interest referred to in the definition of LIBOR Interest Rate, as the case may be, upon the basis of which the rate of interest for any such type of loan is to be determined do not accurately cover the cost to the Bank of making or maintaining such type of a LIBOR Loan; then the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of the Bank to make a LIBOR Loan shall be suspended; and (b) all previous advances based upon the LIBOR Interest Rate shall then be converted to a Prime Rate Loan.

      Section 2.13 Use of Proceeds The proceeds of each of the Advances will be to provide working capital to the Borrower. No part of the proceeds of any of the Advances shall be assignable without the prior written consent of the Bank and any attempt to make such assignment without such consent shall be void.

      Section 2.14 Default Rate If any amount of principal or other amount due hereunder or under the Facility and/or the Revolving Note is not paid when due, whether at stated maturity, by acceleration or otherwise, the Borrower shall pay to the Bank, to the extent permitted by applicable law, interest on the unpaid amount at the Default Rate and said unpaid amount shall be payable upon demand.

      Section 2.15 Late Charge In the event that any payment, including, without limitation, interest or principal, required to be made by Borrower under any of the Revolving Note shall not be received by the Bank within ten (10) days after the same shall be due and payable, the Bank may charge, and if so charged, the Borrower shall pay upon demand, a late charge of five cents ($0.05) for each dollar ($1.00) of such delinquent payment, for the purpose of defraying the expenses incident to the handling of such delinquent payments.

      Section 2.16 Tender and Application of Payment. All payments of principal and interest due under the Revolving Note and all fees shall be made to the Bank at its principal office or such other place as the Bank shall designate in writing, in immediately available funds in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, without counterclaim or set-off and free and clear of, and without any deduction or withholding for, any taxes or other payments. All payments so received shall constitute payment to the Bank and shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after demand, payments will be applied to the Obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

      Section 2.17 Time of Payment If this Agreement, the Revolving Note or any payment hereunder or thereunder becomes due on a day which is not a Business Day, the due date or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

      Section 2.18 Usury. All agreements between the Borrower and any Guarantor and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Revolving Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of the Revolving Note to contract in strict compliance with the laws of the New Jersey from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, any Guarantor and the Bank.

      Section 2.19 Security for the Facility. (i) As security for the due and punctual payment and performance of all of the terms and conditions of the Loan Documents, the Borrower and such other Person shall execute and deliver, or cause to be executed and delivered, to the Bank on the Closing Date, the following Loan Documents:

            (a)   This Agreement;

            (b)   The Security Agreement;

            (c)   The Subsidiary Security Agreement;

            (d)   The Pledge Agreement;

            (e)   The Patent Security Agreement;

            (f)   The Trademark Security Agreement;

            (g)   The Copyright Security Agreement;

            (h)   The Guaranty Agreement;

            (i)   The Financing Statements; and

            (j) All such other documents as the Bank may have reasonably required.

      (ii) THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE COLLATERAL DESCRIBED AND SET FORTH IN THIS AGREEMENT AND THE LOAN DOCUMENTS COVERS, AND IS INTENDED TO COVER, ALL ASSETS OF THE BORROWER AND THE GUARANTOR AS MORE PARTICULARLY DESCRIBED THEREIN. FOR AVOIDANCE OF DOUBT, IT IS EXPRESSLY UNDERSTOOD AND AGREED

THAT, TO THE EXTENT THE UCC IS REVISED SUBSEQUENT TO THE DATE OF THIS AGREEMENT SUCH THAT THE DEFINITION OF ANY OF THE FOREGOING TERMS INCLUDED IN THE DESCRIPTION OF COLLATERAL IS CHANGED, ALTERED OR MODIFIED, THE BORROWER AND THE GUARANTOR, AS APPLICABLE, AND THE BANK HEREBY AGREE THAT ANY PROPERTY WHICH IS INCLUDED IN SUCH CHANGED DEFINITIONS WHICH WOULD NOT OTHERWISE BE INCLUDED IN THE FOREGOING GRANT ON THE DATE HEREOF BE INCLUDED IN SUCH GRANT IMMEDIATELY UPON THE EFFECTIVE DATE OF SUCH REVISION; IT BEING THE INTENTION OF THE BORROWER, THE GUARANTOR AND THE BANK THAT THE DESCRIPTION OF COLLATERAL SET FORTH THIS AGREEMENT AND THE LOAN DOCUMENTS BE CONSTRUED TO INCLUDE THE BROADEST POSSIBLE RANGE OF PROPERTY AND ASSETS AND ALL TANGIBLE AND INTANGIBLE PERSONAL PROPERTY AND FIXTURES OF THE BORROWER OF EVERY KIND AND DESCRIPTION.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                   ARTICLE III

                          CLOSING; CONDITIONS PRECEDENT

      Section 3.1 Closing. The closing shall take place at the offices of Edwards & Angell, LLP, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078 at 10:00 a.m. on November 21, 2002, or on such other place, date and time as the parties hereto shall mutually agree.

      Section 3.2 Conditions to Closing and Initial Advance. The obligations of the Bank to close the Facility and to make the initial Advance are subject to the satisfaction of each of the following conditions:

      (i) Executed Loan Documents. This Agreement, the Revolving Note, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Bank by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder.

      (ii) Closing Certificates; etc.

            (a) Certificate of Secretary of the Borrower and Guarantor. The Bank shall have received a certificate of the secretary of each of the Borrower and any Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Guarantor executing the Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (1) the certificate of incorporation or other organizational document of the Borrower or such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation,
      (2) the bylaws or other operative document of the Borrower or such Guarantor as in effect on the date of such certifications, (3) resolutions duly adopted by the Board of Directors of the Borrower or such Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (4) each certificate required to be delivered pursuant to Section 3.1(ii)(b).

            (b) Certificates of Good Standing. The Bank shall have received certificates as of a recent date of the good standing of the Borrower and any Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Bank in its reasonable judgment, each other jurisdiction where the Borrower and any Guarantor is qualified to do business and a certificate of the relevant taxing authorities of such jurisdiction certifying that such Person has required tax returns and owes no delinquent taxes.

            (c) Opinion of Counsel. The Bank shall have received favorable opinions of counsel to the Borrower and any Guarantor addressed to the Bank with respect to the Borrower and any Guarantor, the Loan Documents and such other matters as the Bank shall reasonably request.

            (d) Borrowing Base Certificate. The Bank shall have received from the Borrower, a Borrowing Base Certificate, dated as of the Closing Date executed by a Responsible Officer of the Borrower which shall be accurate and complete in all material respects.

      (iii) Collateral.

            (a) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Bank in the Collateral shall have been received by the Bank and the Bank shall have received evidence satisfactory to the Bank that upon such filings and recordations such security interests constitute valid and perfected first priority liens therein.

            (b) Pledged Collateral. The Bank shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Pledge Agreement.

            (c) Lien Search. The Bank shall have received the results of a lien search (including a search as to judgments and tax matters) made against the Borrower and the Guarantor under the Uniform Commercial Code as in effect in any state in which any of its assets are located, indicating among other things that it assets are free and clear of any lien except for the Permitted Encumbrances.

            (d) Hazard and Liability Insurance. The Bank shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Bank, copies (certified by a Responsible Officer) of insurance policies in the form required under the Loan Documents and otherwise in form and substance reasonably satisfactory to the Bank.

            (e) Environmental Assessments. The Bank shall have received the environmental assessments and the other environmental reports, if any, set forth in this Agreement.

      (iv) Excess Availability. The Bank shall have received, a Borrowing Base Certificate, in form and substance acceptable to the Bank, manifesting a minimum of $500,000.00 in availability under the Facility (after accounting for the financing and closing of the Acquisition) to be utilized by the Borrower for unforeseen working capital needs.

      (v) Consent; Defaults.

            (a) Governmental and Third Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the Loan Documents.

            (b) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the Loan Documents.

            (c) No Event of Default. No Default or Event of Default shall have occurred.

      (vi) Financial Matters.

            (a) Financial Condition Certificate. The Borrower shall have delivered to the Bank a certificate, in form and substance satisfactory to the Bank, and certified as accurate by a Responsible Officer, that (A) the Borrower and its Subsidiaries taken as a whole are Solvent, (B) the Borrower's and its Subsidiaries' payables are not past due beyond customary trade terms, (C) attached thereto are calculations evidencing compliance basis with the covenants contained in Articles V and VI hereof determined on a pro forma basis, as of the Closing Date and after giving effect to the proposed Advances to be made on such date, (D) the financial projections previously delivered to the Bank represent the good faith estimates (utilizing assumptions believed by the Borrower's management to be reasonable) of the financial condition and operations of the Borrower and its Subsidiaries.

            (b) Payment at Closing. The Borrower shall have paid to the Bank the fees and any other accrued an unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

      (vii) Acquisition Documents.

            (a) The Bank shall have received the Acquisition Documentation (including amendments, modifications, and waivers thereof) relating to the Acquisition to be executed by the parties thereto prior to the closing thereof (and the Acquisition shall be consummated in accordance with the terms of such provided documentation on or before the first Advance Date). The Acquisition Documentation shall not permit, inter alia, the distribution, payment or advance of any earn out, notes payable or other required or contingent payments to be made by the Borrower or any of its Subsidiaries and/or Affiliates to any past, present or future shareholder of the Borrower or any of its Subsidiaries and/or Affiliates, except (i) any deferred payments to be made by the Borrower or any of its Subsidiaries and/or Affiliates under the Share Purchase Agreement or (ii) payments to be made under any employment agreements entered into by the Borrower or any of its Subsidiaries and/or Affiliates pursuant to and in connection with the Share Purchase Agreement.

            (b) The Bank shall be satisfied that the maximum amount paid for the Acquisition (including the fees and expenses paid in connection with such Acquisition) does not exceed $__________________.

            (c) The Bank shall have received copies (i) of each employment agreement between the Borrower and its respective key employees and (ii) each non-competition agreement entered into by any seller or any member of management of the Borrower in favor of the Borrower, each of the foregoing in form and substance satisfactory to the Bank.

            (d) The Bank shall have received copies of all loan documentation to be executed by and between HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH and ING-BHF Bank with respect to the Acquisition.

      (viii) Miscellaneous

            (a) Notice of Borrowing. The Bank shall have received a Notice of Borrowing, as applicable, from the Borrower in accordance with the terms and conditions of this Agreement.

            (b) Existing Facility. The Existing Facility shall be repaid in full and terminated and all collateral security therefore shall be released, and the Bank shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

            (c) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank. The Bank shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

      Section 3.3 Conditions to All Subsequent Advances. The obligations of the Bank to make any Advances, and to convert or continue any Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing continuation, conversion, issuance or extension date:

      (i) Continuation of Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of such borrowing or issuance date of continuation or conversion with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

      (ii) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Advance or after giving effect to the Advance to be made on such date or on such continuation or conversion date after giving effect to such continuation or conversion.

      (iii) Notices. The Bank shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with this terms and conditions of this Agreement.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants to the Bank, knowing and intending that the Bank shall rely thereon in making the Facility contemplated hereby, that:

      Section 4.1 Corporate Existence; Good Standing.

      (i) The Borrower is (a) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or a period longer than the term of the Facility, and is duly qualified or has made application for due qualification, to do business in all states in which its ownership of property or conduct of business legally requires such authorization, and (b) has all requisite corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business in which it is presently engaged.

      (ii) The Borrower has adequate corporate power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, to perform, observe and comply with all of its respective agreements and obligations under each of such documents.

      (iii) As of the Closing Date, E(2)T is the only domestic Subsidiary and/or Affiliate of the Borrower.

      Section 4.2 Corporate Authority. The execution and delivery by the Borrower of the Loan Documents to which it is a party, the performance by the Borrower of all of its respective agreements and obligations under each of such documents, and the incurring by the Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate actions on the part of the Borrower and its shareholders and do not and will not (i) contravene any provision of the Borrower's certificate of incorporation or by-laws or this Agreement (each from time to time in effect),
(ii) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of the Borrower under any material agreement, mortgage or other instrument to which the Borrower is or may become a party, (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of the Borrower, or
(v) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency except those actions that have been taken or will be taken prior to the Closing Date, under any provision of any applicable law.

      Section 4.3 Binding Effect of Documents. The Borrower has duly executed and delivered each of the Loan Documents to which it is a party, and each of such documents is in full force and effect. The agreements and obligations of the Borrower as contained in each of the Loan Documents constitutes or upon execution and delivery thereof will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject as to the enforcement of remedies only, to any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application at the time in effect..

      Section 4.4 No Events of Default.

      (i) No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

      (ii) The Borrower is not in default in any respect under any contract, agreement or instrument to which the Borrower is a party or by which the Borrower is bound, the consequence of which default could materially or adversely affect the financial condition, assets, operations or property of the Borrower.

      Section 4.5 No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental authority or agency is required with respect to the execution, delivery and performance by the Borrower of this Agreement and the Loan Documents to which it is a party.

      Section 4.6 Litigation. There is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before or by any federal, state or local Governmental Authority, wherein there is a reasonable probability that an unfavorable determination, decision, decree, ruling or finding might (i) result in any material adverse change in the business, assets, liabilities, financial condition properties or operations of the Borrower, (ii) adversely affect the transactions contemplated by this Agreement and the other Loan Documents to which the Borrower is a party or by which the Borrower is bound in connection with the Facility, and the ability of the Borrower to perform its respective obligations hereunder and thereunder, or (iii) adversely affect the validity or enforceability of this Agreement and other Loan Documents to which the Borrower is a party or by which the Borrower is bound in connection with the Facility. The Borrower is not in violation of or in default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

      Section 4.7 No Violations of Laws. The Borrower has conducted, and is conducting, its business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations. The Borrower is not charged with, nor under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a material or adverse effect on the financial condition, business or operations of the Borrower.

      Section 4.8 Use of Proceeds of the Facility. Proceeds of the Facility shall be used only for those purposes set forth in this Agreement. No part of the proceeds of the Facility shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve the Borrower in a violation of Regulation X or the Bank in a violation of Regulation U. In particular, without limitation of the foregoing, no part of the proceeds from the Facility are intended to be used to acquire any publicly-held stock of any kind.

      Section 4.9 Official Approval of Permits. The Borrower has obtained all material federal, state, county and municipal licenses, certificates, authorizations, and permits required to be obtained by it with respect to the conducting of those, relating to water rights, water permits, air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials or other environmental health or safety matters. All such federal, state, county and municipal licenses, certificates, authorizations and permits are valid and sufficient to authorize it to conduct its business and impose no materially burdensome restrictions on the Borrower.

      Section 4.10 Governmental Authority Received. All timely authorizations, permits, approvals and consents of Governmental Authorities which may be required in connection with the carrying out or performance of any of the Borrower's business activities or transactions required or contemplated hereunder have been obtained (and remain in full force and effect).

      Section 4.11 No Reportable Event. Each plan maintained by the Borrower is in compliance with the applicable provisions of ERISA, except for instances of noncompliance, which, singly or in the aggregate, do not and will not have a material adverse effect upon the business, properties, assets, liabilities, profits, financial condition, operations or results of operations, or business prospects of the Borrower to perform its obligations under this Agreement and the Loan Documents. The Borrower has met all of the funding standards applicable to its plans, and there exists no event or condition which would permit the institution of proceedings to terminate any such plan under Section 4042 of ERISA.

      Section 4.12 Information and Financial Data Accurate; Financial Statements; No Materially Adverse Changes. All financial statements, information and other financial data furnished by the Borrower to the Bank in connection with this Agreement, which were relied upon by the Bank in connection with making the Facility, (i) fairly present the financial condition of the Borrower at the respective dates thereof, (ii) were prepared in accordance with Generally Accepted Accounting Principles, consistently applied and (iii) manifest the Borrower as Solvent. No material adverse changes have occurred with respect to the Borrower's operations or its financial condition since the date of the latest financial statements which are not disclosed therein or in the notes to the financial statements.

      Section 4.13 No Registration Required of the Revolving Note. The Borrower has taken no action, directly or indirectly, whether by offer to sell or solicitation of any offer to buy or otherwise negotiated with any person other than the Bank so as to require registration of the issuance or sale of either the Revolving Note under Section 5 of the Securities Act of 1993, as amended, nor under the Trust Indenture Act of 1939, as amended.

      Section 4.14 Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Borrower have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and (ii) all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for non-payment thereof, except where contested in good faith, by appropriate proceedings, if adequate reserves therefor have been established on the books of the Borrower in accordance with Generally Accepted Accounting Principals. The Borrower has complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment of taxes and has timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over for all periods under all applicable law. No issue has been raised in any examination of the federal income tax returns of the Borrower by the IRS that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any taxable year; not so examined that has not been accrued on the Borrower's audited financial statements. Except for that certain pending sales tax audit being completed by the State of California, no tax return of the Borrower is being audited by any Governmental Authority. The Borrower has not executed or filed with any Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment of collection of any federal, state or local taxes or other impositions or has any obligation under any written tax sharing agreement. No property owned by the Borrower is property which such Person is or will be required to treat as being owned by another Person pursuant to the provisions of
Section 168 (f) (8) of the Tax Code or is "tax-exempt use property" within the meaning of Section 168 (h) (1) of the Tax Code. The Borrower has not filed a consent pursuant to Section 341(f) of the Tax Code or agreed to have Section 341
(f) (2) of the Tax Code apply to any disposition of subsection (f) assets (as such term is defined in Section 341 (f) (4) of the Tax Code) owned by the Borrower. The Borrower has not agreed to, nor is required to, make any adjustment pursuant to Section 481(a) of the Tax Code by reason of a change in accounting method initiated by the Borrower.

      Section 4.15 No Existing Defaults. The Borrower is not in violation of or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material or adverse respect under any provision of any agreement, indenture, evidence or indebtedness, loan or financing agreement, certificate, lease or other instrument to which it is a party, or by which it is bound, or of any law, governmental order, rule or regulation, so as to affect adversely in any material manner its business, assets or financial condition.

      Section 4.16 Title to Properties and Collateral. The Borrower has good and marketable title to all of its properties and assets listed in the most recent financial statements delivered to the Bank on or prior to the Closing Date, subject to the Permitted Encumbrances (except as otherwise expressly described in said financial statements).

      Section 4.17 No Untrue Statements. All statements, representations and warranties made by the Borrower in this Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by the Borrower to the Bank under this Agreement, (i) are and shall be true, correct and complete in all material respects at the time they were made, (ii) do not and shall not contain any untrue statement of a material fact, and (iii) do not and shall not intentionally omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. The Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Bank as a material inducement to make the Facility.

      Section 4.18 Brokerage Commissions. No Person is entitled to receive from the Borrower any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement.

      Section 4.19 Other Liens. The Borrower owns or shall own all of the Collateral free and clear of any and all liens, encumbrances, pledges or security interests whatsoever, except the Permitted Encumbrances. Except as provided otherwise in this Agreement, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning same.

      Section 4.20 Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title , property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

      Section 4.21 Labor Matters. There are no strikes or other labor disputes or grievances pending or threatened against the Borrower. There are no unfair labor practice charges, charges alleging unlawful employment discrimination or grievances pending or in process or, to the knowledge of the Borrower, threatened by or on behalf of any employee or group of employees of the Borrower. The Borrower is not a party to any collective bargaining agreement.

      Section 4.22 Environmental Matters.

      (a) The Borrower is in material compliance with all applicable Environmental Laws;

      (b) The Borrower has obtained all material Permits required by Environmental Laws necessary for its operations, and all such Permits are in good standing and the Borrower is in compliance with all terms and conditions of such Permits;

      (c) Neither the Borrower nor any of its currently or previously owned or leased property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release;

      (d) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower, which may reasonably be expected to give rise to Environmental Liabilities and Costs, which are material in amount;

      (e) The Borrower does not operate a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901 et seq.), regulations thereunder or any state analog;

      (f) The Borrower has not received any notice or claim to the effect that it is or is reasonably expected to be liable to any Person as a result of the Release or threatened Release; and

      (g) No Environmental Lien and no unrecorded Environmental Lien, has attached to any property of the Borrower.

      Section 4.23 Books and Records. The Borrower maintains its books and records related to its Accounts Receivable and its Inventory at 16 Thornton Road, Oakland, New Jersey.

      Section 4.24 Names, Location of Offices. Schedule "C" hereto sets forth a complete and accurate list of all offices and locations at or out of which the Borrower conducts any of its business or operations, said Schedule "C" to indicate the Borrower's chief executive office.

      Section 4.25 Capitalization; Ownership of the Borrower. On and as of the Closing Date, the authorized Capital Stock of the Borrower will consist of Fifteen Million (15,000,000) authorized shares of common stock, one-third cent par value. Four Million Two Hundred Eighty Eight Thousand Two Hundred (4,288,200) shares of common stock are duly issued, are outstanding and are fully paid and non-assessable.

      Section 4.26 Investment Company Act of 1940. The Borrower is not an "investment company": or an "affiliated person" of or "promoter" or "principal underwriter" for, within the meaning of the Investment Company Act of 1940, as amended, modified or supplemented. The making of the Facility by the Bank, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not violate any provisions of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

      Section 4.27 Margin Regulation. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      Section 4.28 Survival of Representations and Warranties. The foregoing representations and warranties shall survive the execution of this Agreement.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Until payment and performance in full of all Obligations and the termination of this Agreement, the Borrower hereby covenants and agrees that it will:

      Section 5.1 Notify Bank. Promptly inform the Bank if any one or more of the representations and warranties made by the Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any material respect.

      Section 5.2 Pay Taxes and Liabilities; Comply with Agreement. Promptly pay, when due, all indebtedness, sums and liabilities of any kind now or hereafter owing by the Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income and excise taxes and taxes with respect to any of the Collateral, or any wages or salaries paid by the Borrower or otherwise.

      Section 5.3 Observe Covenants. Observe, perform and comply with the covenants, terms and conditions of this Agreement, the Loan Documents and any other agreement or document entered into between the Borrower and the Bank.

      Section 5.4 Maintain Corporate Existence and Qualifications. Maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business for a period longer than the term of the Facility, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its regulations of its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

      Section 5.5 Information and Documents to be Furnished to the Bank. Furnish, or caused to be furnished, to the Bank:

      (i) Annual Financial Statements. "Audited" financial statements at its own cost, as soon as available, but in any event within one hundred twenty (120) days after the close of each Fiscal Year during the term of the Facility. Such financial statements are to include (a) a detailed consolidated and consolidating balance sheet for it and its Subsidiaries, as at the end of its Fiscal Year, (b) a detailed consolidated and consolidating statement of operations for it and its Subsidiaries, for the twelve (12) months then ended, and (c) a detailed consolidated and consolidating statement of cash flows for it and its Subsidiaries, as at the close of the Fiscal Year then ended, all with respect to the operation of the Borrower and its Subsidiaries. Such financial statements shall be prepared by management of the Borrower and audited by an independent certified public accountant acceptable to the Bank and in accordance with the Generally Accepted Accounting Principles and shall be accompanied by a copy of all Accounts Receivable confirmations completed by the independent certified public accountant in connection therewith.

      (ii) Quarterly Financial Statements. Financial statements at its own cost and expense, as soon as available and in any event within sixty (60) days after the close of the end of each Fiscal Quarter during the term of the Facility. Such financial statements are to include (a) a detailed consolidated and consolidating balance sheet for it and its Subsidiaries, as at the end of the most recent Fiscal Quarter, (b) a detailed consolidated and consolidating statement of operations for it and its Subsidiaries, for the three (3) months then ended, and (c) a detailed consolidated and consolidating statement of cash flows for it and its Subsidiaries, as at the close of the Fiscal Quarter then ended, all with respect to the operation of the Borrower and its Subsidiaries. Such financial statements shall be prepared by management and in accordance with the Generally Accepted Accounting Principles.

      (iii) Tax Returns. Copies of its filed Federal and state Income Tax Returns, at its own cost and expense, within ten (10) days of filing of same with such appropriate taxing authorities, provided, however, in no event later than March 31 of each calendar year during the term of the Facility, except for an extension filed with such appropriate taxing authority; in which event the Borrower shall provide the Bank with a copy of such extension filing, evidence of payment of the estimated tax liability, if any, and, thereafter, pursuant to and in accordance with such extension filing, the applicable Income Tax Return within ten (10) days of filing of same with such appropriate taxing authority.

      (iv) Annual Budget. In such form as may be required by the Bank, as soon as available, but in no event later than November 1 of each calendar year during the term of the Facility, the proposed annual budget for the Borrower and its operations for the next succeeding Fiscal Year.

      (v) Accounts Receivable Aging Reports. As soon as available but in any event within ten (10) days after the close of each month during the term of the Facility, a detailed aging report setting forth amounts due and owing on Accounts Receivable on the Borrower books as of the close of the preceding month, together with a reconciliation report satisfactory to the Bank showing all sales, collections, payments and adjustments to Accounts Receivable on the Borrower's books as of the close of the preceding month.

      (vi) Accounts Payable Aging Reports. As soon as available but in any event within ten (10) days after the close of each month during the term of the Facility, a detailed aging report setting forth amounts due and owing on accounts payable on the Borrower's books as of the close of the preceding month, together with a reconciliation report satisfactory to the Bank showing all adjustments to accounts payable on the Borrower's books as of the close of the preceding month.

      (vii) Borrowing Base Certificate. On or before the tenth (10th) day of each month during the term of the Facility, a Borrowing Base Certificate, certified by the Chief Financial Officer of the Borrower.

      (viii) Inventory Reports. As soon as available but in any event within ten
(10) days after the close of the end of each month during the term of the Facility, a report of Inventory, in form and substance acceptable to the Bank, setting forth (i) the total value of finished goods, work-in-progress and raw materials and (ii) the location of the Inventory.

      (ix) Field Exam. On or before the Closing Date and on or before the yearly anniversary of the Closing Date, the results of a field audit examination (hereinafter referred to as "Audit") conducted on behalf of the Bank with respect to the Borrower's Accounts Receivable and Inventory; such examination to be conducted by an independent certified public accountant acceptable to the Bank.

      (x) ERISA Documents. A certificate , upon request of the Bank, stating that all ERISA reports, notices, returns and all other documents have been filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency, and all documents and information have been distributed to participants in any Benefit Plan.

      (xi) Public Securities Filings. As soon as available, but in any event within fifteen (15) Business Days after the filing of same, all documents, filings, submissions and other data required to be filed by it, including without limitation, its Form 10-KSB and Form 10-QSB, in accordance with laws, regulations, statutes and rules of the United States Securities and Exchange Commission, NASDAQ and any other such stock exchanges to which it is subject.

      (xii) Compliance Certificate. Concurrently with the delivery of the annual financial statements required by Section 6.5(i) of this Agreement and the quarterly financial statements required by Section 6.5(ii) of this Agreement, a certified report, in form and substance acceptable to the Bank, prepared and executed by management of the Borrower, with appropriate calculations, if any, setting forth that the Borrower is in compliance with all representations, warranties and covenants of this Agreement and certifying as to the fact that the Borrower has examined the provisions of this Agreement and that no Default or Event of Default has occurred (or if an Event of Default does exist, a statement explaining its nature and extent).

      (xiii) Notice of Judgments, Environmental, Health or Safety Complaints.

            (a) Within five (5) days after the occurrence of same, written notice to the Bank of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from the Borrower in an amount exceeding $50,000.00;

            (b) Within ten (10) days after the occurrence of same, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

      (xiii) Other Information. Within five (5) days after the request of same by the Bank:

            (a) Certificates of insurance for all policies of insurance to be maintained by the Borrower pursuant hereto;

            (b) An estoppel certificate executed by an authorized officer of the Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under any agreement to which any of the Borrower is a party;

            (c) All original and other documents evidencing right to payment, including but not limited to invoices, original orders, shipping and delivery receipts;

            (d) All information received by the Borrower affecting the financial status or condition of any account debtor; and

            (e) Assignments, in form acceptable to the Bank, of all Eligible Accounts Receivable, and of the monies due or to become due on specific contracts relating to the same.

      (xiii) From time to time, such other information as the Bank may reasonably request, including financial projections and cash flow analysis.

      Section 5.6 Access to Records and Property. At any time and from time to time, upon request by the Bank, the Borrower shall give any representatives of the Bank access during normal business hours to, and permit any of them to examine, audit, copy or make extracts from, any and all books, records and documents in the possession of the Borrower or any independent contractor relating to the Borrower's affairs and the Collateral, and to inspect any of its properties wherever located. Fees and expenses for said examinations and audits are to be paid by the Borrower to the Bank.

      Section 5.7 Comply with Laws. The Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non compliance with which would materially or adversely effect its ability to perform its obligations or any security given to secure its obligations. The Borrower shall comply with all accounting rules, regulations, promulgations and dictates as may be pronounced, adopted, articulated and/or published by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Securities and Exchange Commission, the stock exchanges and such other regulatory body, federal and/or state having jurisdiction over such matters

      Section 5.8 Insurance Required.

      (i) The Borrower shall cause to be maintained, in full force and effect on all property of the Borrower including, without limitation, all inventory and equipment for all Obligations, insurance in such amounts against such risks as is satisfactory to the Bank, including, but without limitation, fire, boiler, theft, burglary, pilferage, vandalism, malicious mischief, loss in transit, and hazard insurance and, if, on the Closing Date, any real property upon which the Borrower conducts its business is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mudslide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, then flood insurance. Said policy or policies shall:

            (a) Be in a form and with insurers which are satisfactory to the Bank;

            (b) Be for such risks and for such insured values as the Bank or its assigns may require in order to replace the property in the event of actual or constructive total loss;

            (c) Designate the Bank and its assignees, as additional insureds and loss payees as their interests may from time to time appear;

            (d) Contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by the Borrower or any other person shall not invalidate the insurance as to the Bank and its assignee;

            (e) Provide that they may not be canceled or materially altered without ten (10) days prior notice to the Bank and its assigns; and

            (f) Upon demand, be delivered to the Bank;

      (ii) The Borrower shall obtain such additional insurance as the Bank may reasonably require;

      (iii) The Borrower shall in the event of loss or damage, forthwith notify the Bank and file proofs of loss with the appropriate insurer. The Borrower hereby authorize the Bank to endorse any checks or drafts constituting insurance proceeds;

      (iv) The Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to the Bank; and

      (v) In no event shall the Bank be required either to (a) ascertain the existence of or examine any insurance policy or (b) advise the Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

      Section 5.9 Condition of Collateral; No Liens. The Borrower shall maintain all Collateral conveyed to the Bank as collateral security for any Obligations in good condition and repair at all times, undertake all reasonable efforts to preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any liens, except Permitted Encumbrances created pursuant hereto or disclosed herein.

      Section 5.10 Payment of Proceeds. Upon the occurrence of an Event of Default, the Borrower shall forthwith upon receipt of all proceeds of Collateral, other than any such proceeds received by the Borrower in the ordinary course of its business as a result of the sale of Inventory or collection of Accounts Receivable, pay such proceeds over to Bank, and such proceeds shall thereupon become the Bank's sole property.

      Section 5.11 Pay Fees and Expenses. The Borrower shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options under this Agreement and the Loan Documents, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the Default Rate and be a part of the Obligations.

      Section 5.12 Records. The Borrower shall at all times keep accurate and complete records of the Collateral and the status of each Account Receivable.

      Section 5.13 Delivery of Documents. If any proceeds of Accounts Receivable shall include or any of the Accounts Receivable shall be evidenced by notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, the Borrower waive protest regardless of the form of the endorsement. If the Borrower fail to endorse any instrument or document, the Bank is authorized to endorse it on the Borrower behalf.

      Section 5.14 Name Changes; Location Changes.

      (i) The Borrower shall immediately notify the Bank if the Borrower is known by or conducting business under any names other than in the name of the Borrower or in the name of any of its Subsidiaries and/or Affiliates;

      (ii) Immediately notify the Bank if the Borrower is conducting any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or any change to the location of their chief executive office; and

      (iii) Immediately notify the Bank (a) in the event E(2)T is not the only domestic Subsidiary and/or Affiliate of the Borrower and (b) any addition or deletion to and/or change in the name of any of the German Subsidiaries. In the event that there exists, at any time during the term of the Facility, a Subsidiary other than E(2)T, the Borrower shall cause or suffer to cause any such Subsidiary to execute and deliver, in favor of the Bank, an agreement of guaranty, whereby the Subsidiary shall guaranty the complete payment and performance of all Obligations.

      Section 5.15 Further Assurances. The Borrower shall at any time or from time to time upon request of the Bank take such steps and execute and deliver such financing statements and other documents all in the form of substance satisfactory to the Bank relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or other laws of the State of New Jersey or of another state or states.

      Section 5.16 Indemnification. The Borrower shall indemnify, protect, defend and save harmless the Bank, as well as the Bank's directors, officers, trustees, employees, agents, attorneys and shareholders (hereinafter referred to collectively as the "Indemnified Parties" and individually as an "Indemnified Party") from and against (i) any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, by third parties including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Facility and the transactions contemplated herein, and (ii) any and all losses, damages, expenses or liabilities sustained by the Bank in connection with any environmental sampling or cleanup of any property which constitutes part of the Collateral required or mandated by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Environmental Laws or from an action or claim by the Borrower against the Indemnified Party. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against the Borrower, the Indemnified Party against whom such action was brought, shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel selected by the Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the Borrower consent, or if there be a final judgment for the claimant in any such action, the Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided above. The provisions of this Section 5.16 shall survive the termination of this Agreement and the final repayment of the Facility.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Until payment and performance in full of all Obligations, the Borrower covenants and agrees that:

      Section 6.1 No Consolidation, Merger, Acquisition. The Borrower will not consolidate with, merge with, or acquire the stock or assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise except (i) with prior express written consent of the Bank, which consent shall not be unreasonably withheld, delayed or conditioned, (ii) in the event of a consolidation and/or merger, if the surviving entity shall be the Borrower and (iii) in the event of any domestic acquisition, the newly acquired entity, shall provide to the Bank, a guaranty, in form and substance and on such terms as are acceptable to the Bank, of all Obligations of the Borrower to the Bank.

      Section 6.2 Disposition of Assets or Collateral. The Borrower will not sell, lease, transfer, convey, or otherwise dispose of substantially all or all of its assets or the Collateral except in the ordinary course of its business.

      Section 6.3 Other Liens. The Borrower will not incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of their property or assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances.

      Section 6.4 Other Liabilities. The Borrower will not incur, create, assume or permit to exist any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to the Bank; or (b) Indebtedness subordinated to payment of the Obligations on terms approved by the Bank in writing; or (c) the Permitted Encumbrances.

      Section 6.5 Payment of Dividends; Redemption of Stock. Upon the occurrence of a Default or an Event of Default, the Borrower will not pay any dividends, make any withdrawal from its capital, make any other distributions and/or repurchase, redeem, or otherwise acquire or set aside reserves to acquire, any of their outstanding stock, partnership or other equity interests.

      Section 6.6 Accounts. The Borrower will not sell, assign, transfer or dispose of any of its Account or notes receivable, with or without recourse, except to the Bank.

      Section 6.7. Prepayment of Other Indebtedness. The Borrower will not prepay any amounts not required to be prepaid, except to the Bank or any Affiliate or in the ordinary course of business of the Borrower, or cause or permit to be accelerated any amounts on any outstanding indebtedness now existing or hereafter arising.

      Section 6.8. Sale or Issuance of Stock. The Borrower will not sell, issue, or agree to sell or issue, any shares and/or securities (voting, non-voting, preferred, convertible. warrant or common) of the Borrower, or purchase such shares and/or securities if the sale, issuance or purchase of such shares and/or securities would result in a liability to the Borrower.

      Section 6.9. Investments. Except as may be permitted by the terms and conditions of this Agreement, the Borrower will not purchase or make any investment in the stock, securities or evidences of indebtedness of or loan to any other person or entity (including, without limitation, entities owned or controlled by any officers, directors, shareholders, principals, partners or affiliates of the Borrower) except (i) the United States Government or its agencies, or (ii) certificates of deposit of United States domestic banks having a ratio of qualifying total capital to weighted risk assets of not less than eight (8%) percent, at least four (4%) percent of which is Tier I capital, and total capital and surplus in excess of $50,000,000. "Qualifying total capital" and Tier I capital" shall be defined from time to time pursuant to regulations published by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

      Section 6.10 Loans. The Borrower will not make loans to any Person, firm or entity.

      Section 6.11 Guaranties. Except for its guaranty of that certain loan by and between HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwal-tungs GmbH and ING-BHF Bank, the Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, firm or entity except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) contingent obligations under letters of credit entered into in the ordinary course of business for the purchase of merchandise for resale.

      Section 6.12 Remove Property. The Borrower will not remove, or cause or permit to be removed, without the Bank's prior written consent, any of its Collateral or assets from those locations as more fully set forth in Schedule "B", attached hereto and made a part hereof, except (i) for sales of Inventory in the ordinary course of the Borrower business or (ii) removal (and return) of any Collateral for use in the normal course of business of the Borrower.

      Section 6.13 Modification of Documents. The Borrower will not change, alter or modify, or permit any change, alteration or modification of its Certificate of Incorporation, By-Laws or other governing documents, without the Bank's prior written consent.

      Section 6.14 Change Business. The Borrower will not change or alter the nature of its business.

      Section 6.15 Settlements. The Borrower will not compromise, settle or adjust any claims in a material amount relating to any of the Collateral, without the prior written consent of the Bank.

      Section 6.16 Change Location or Name. The Borrower, without the prior express written consent of the Bank, which consent shall not be unreasonably withheld, delayed or conditioned, will not change the place where their books and records are maintained or change its name or transact business under any other name, from that location set forth in Schedule "C" of this Agreement.

      Section 6.17 Fixed Charge Coverage Ratio. The Borrower shall not permit, cause nor suffer to permit, at any time during the term of the Facility, its Fixed Charge Coverage Ratio to be less than than the amount set forth below opposite such period:

                  Period                                        Ratio
                  ------                                        -----

         Closing Date through
            July 31, 2003                                     1.25 to 1.0

         August 1, 2003 and thereafter                        1.50 to 1.0

      In each case, the ratio shall be determined as of the last day of each Fiscal Quarter for the four-quarter period ending on such day.

      Section 6.18 Maximum Leverage Ratio. The Borrower shall not permit, cause nor suffer to permit, at any time during the term of the Facility, its Maximum Leverage Ratio, to be greater than 1.50 to 1.0. The ratio shall be determined as of the last day of each Fiscal Quarter for the four-quarter period ending on such day.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      Section 7.1 Events of Default. The occurrence of any of the following events with the passing of any applicable notice and cure periods shall constitute an "Event of Default" under this Agreement (hereinafter referred to as an "Event of Default")

            (i) Any representation or warranty made by the Borrower or any Guarantor in the Revolving Note or in any other Loan Document furnished in connection herewith shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made;

            (ii) The Borrower shall have failed to make any payment of any installment of interest on the Revolving Note on its due date;

            (iii) The Borrower shall have failed to make any payment of principal on the Revolving Note on its due date;

            (iv) The Borrower or any Guarantor shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of moneys on the part of the Borrower or any Guarantor to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by (ii) and (iii) above;

            (v) The Borrower or any Guarantor shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower or any Guarantor to be observed or performed pursuant to the terms of the Loan Documents other than the payment of moneys which shall be governed by (ii),
(iii) and (iv) above;

            (vi) The Borrower shall have transferred, or caused to have been transferred, title to or possession of any interest in the Collateral, or any part thereof, to any party, whether voluntarily, involuntarily or by operation of law, other than (i) the sale of its Inventory in the ordinary course of its business and (ii) the sale of its PP & E, provided the Borrower has replaced such sold item with one of similar value;

            (vii) The Borrower shall have entered into any additional financing or shall have consented to the placing of any lien on the Collateral;

            (viii) The Borrower or any Guarantor shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of their assets; a custodian shall have been appointed with or without consent of the Borrower or any Guarantor, as may be applicable; the Borrower or any Guarantor shall have made a general assignment for the benefit of their respective creditors; the Borrower or any Guarantor shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with their creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, or insolvency proceeding; or a petition in bankruptcy shall have been filed against the Borrower or any Guarantor and shall not have been dismissed for a period of thirty (30) consecutive days, or if an Order for Relief has been entered under the Bankruptcy Code; or an order, judgment or decree shall have been entered without the application, approval or consent of the Borrower or any Guarantor by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Borrower or any Guarantor of a substantial part of their assets and such order, judgment or decree shall have continued unstayed and in effect for any period of thirty (30) consecutive days;

            (ix) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of the Borrower pledged to the Bank or any partnerships, corporations or other entities in which the Borrower or any Guarantor are the principal controlling partner or shareholder, or any judgment in excess of $50,000.00, involving monetary damages shall be entered against the Borrower or any Guarantor or any partnerships, corporations or other entities in which the Borrower or any Guarantor are the principal controlling partner or shareholder, which shall become a lien on the Borrower or any Guarantor's properties or assets or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed;

            (x) Seizure or foreclosure of any of the properties or assets which secure the Facility of the Borrower or any partnerships, corporations or other entities in which the Borrower or any Guarantor are the principal controlling partner or shareholder, pursuant to process of law or by respect of legal self-help and/or debt;

            (xi) A default by the Borrower or any Guarantor or any partnerships, corporations or other entities in which the Borrower or any Guarantor are the principal or controlling partner or shareholder, in any of the terms or conditions of any agreement covering the payment of borrowed money and/or debt, in excess of $50,000.00;

            (xii) A material deterioration in the financial condition of the Borrower or any Guarantor or the occurrence of any event, which in the sole and absolute opinion of the Bank, impairs the financial responsibility of the Borrower or any Guarantor;

            (xiii) Any material change in the nature or character of the business or the voluntary permanent closing of the business or ceasing of operations of the Borrower or any Guarantor;

            (xiv) In the event that Gerald D. Posner is no longer (a) an officer and/or shareholder of the Borrower, (b) a managing director of HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH or any of the German Subsidiaries or (c) an officer and/or director of any Guarantor;

            (xv) The occurrence of a default under any documents, agreements and/or instruments executed by and between HOHENSTAUFEN
ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH and ING-BHF Bank;

            (xvi) The dissolution, merger, consolidation or reorganization of the Borrower, HOHENSTAUFEN ZWEIHUNDERTSECHSUNDZWANZIGSTE Vermogensverwaltungs GmbH or any Guarantor; and/or

            (xvii) The failure to notify the Bank of the occurrence of an event of default by the Borrower or any Guarantor under any terms and/or conditions of any agreement covering the payment of borrowed money.

      Section 7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Bank may take one or more of the following remedial steps in any order of priority:

            (i) Declare immediately due and payable the outstanding principal balance of the Revolving Note, together with all accrued and unpaid interest, fees and other sums or expenses payable hereunder, if any, and accordingly accelerate payment thereof notwithstanding contrary terms of payment stated therein, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained herein or elsewhere;

            (ii) Take any action at law or in equity against the Borrower (a) to collect the payments then due and thereafter to become due under the Loan Documents, or (b) to enforce performance and observance of any obligation, agreement or covenant of the Borrower under the Loan Documents;

            (iii) Exercise any and all rights and remedies of a secured party under the UCC with respect to the Collateral owned by the Borrower; and

            (iv) Exercise any and all rights and remedies provided for in the Loan Documents as they relate to the Collateral or the Borrower.

      Section 7.3 Set-Off. The Borrower and any Guarantor hereby grant to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Boston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Facility. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES

WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      Section 7.4 No Notices. In order to entitle the Bank to exercise any remedy available to it under Article VII of this Agreement, it shall not be necessary for the Bank to give any notice, other than such notice as may be required expressly in this Agreement or by applicable law.

      Section 7.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by any party and thereafter waived by the other parties, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

      Section 7.6 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE FACILITY OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE FACILITY.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 Representations and Warranties Survive. All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Bank, the making of the Facility contemplated hereby and the acquisition and any disposition of the Revolving Note. All statements contained in financial statements referred to in this Agreement and any certificate or other instrument delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

      Section 8.2 Notices. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telecopier, a nationally recognized overnight courier service or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid:

      If to the Borrower:     Mikron Infrared, Inc.
                              16 Thorton Road
                              Oakland, New Jersey 07426
                              Attn: Gerald D. Posner
                                    President
                              Telecopier No.: (201) 405-0090

      with a copy to:         Arent Fox Kintner Plotkin & Kahn, PLLC
                              1675 Broadway
                              New York, New York 10019
                              Attn: Steven D. Dreyer, Esq.
                              Telecopier No.: (212) 484-3990

      If to the Bank:         Fleet National Bank
                              208 Harristown Road
                              Glen Rock, New Jersey 07452
                              Attn: Michael G. Vondras
                                    Vice President
                              Telecopier No.: (201) 251-6041
      with a copy to:         Edwards & Angell, LLP
                              51 John F. Kennedy Parkway
                              Short Hills, New Jersey 07078
                              Attn: Michael A. Gallo, Jr., Esq.
                              Telecopier No.: (973) 376-3380

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to the Borrower and/or the Bank.

      Section 8.3 Remedies Cumulative. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

      Section 8.4 Modifications In Writing. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Bank and the Borrower.

      Section 8.5 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, any holder of the Revolving Note issued hereunder or any part thereof.

      Section 8.6 Sale of Loan Interest. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligations to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

      Section 8.7 Pledge to the Federal Reserve. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of the Revolving Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the loan documents.

      Section 8.8 Integration. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrowers and the Bank.

      Section 8.9 GOVERNING LAW, SEVERABILITY. THIS AGREEMENT AND THE REVOLVING NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREUNDER. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

      Section 8.10 SUBMISSION TO JURISDICTION

            (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE REVOLVING NOTE OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF NEW JERSEY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

            (B) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS PROVIDED HEREIN.

            (C) NOTHING CONTAINED IN THIS SECTION 9.7 SHALL AFFECT THE RIGHT OF THE BANK OR ANY HOLDER OF THE REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

      Section 8.11 WAIVER OF BANKRUPTCY STAY. IN CONSIDERATION OF THE TERMS, CONDITIONS AND AGREEMENTS SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE BORROWER HEREBY KNOWINGLY, WILLINGLY AND INTENTIONALLY WAIVES ANY PROVISIONS APPLICABLE IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY INSOLVENCY, BANKRUPTCY, REORGANIZATION, FRAUDULENT CONVEYANCE OR SIMILAR PROCEEDING INVOLVING THE BORROWER (OR OTHERWISE AFFECTING THE PREMISES) UNDER ANY STATE OR FEDERAL LAW REGARDING CREDITORS' RIGHTS OR DEBTORS' OBLIGATIONS IMPOSING AGAINST THE BANK, OR OTHERWISE PROVIDING FOR, AN AUTOMATIC STAY UNDER
SECTION 362(A) OF THE BANKRUPTCY CODE OR ANY OTHER PROHIBITION AGAINST THE BANK'S COMMENCING, MAINTAINING OR COMPLETING ANY PROCEEDINGS IN CONNECTION WITH OR THE EXERCISE OR ENFORCEMENT OF ANY OF THE BANK'S RIGHTS HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY APPLICABLE LAW. IN FURTHERANCE THEREOF, THE BORROWER FURTHER COVENANTS AND AGREES (I) THAT, IN THE EVENT OF THE IMPOSITION OF ANY SUCH STAY OR OTHER PROHIBITION, THE BANK MAY SEEK TO LIFT ANY SUCH STAY OR OTHER PROHIBITION OR SEEK EXEMPTION THEREFROM, (II) NOT TO CONTEST ANY MOTION MADE BY THE BANK FOR THE LIFTING THEREOF OR FOR EXEMPTION THEREFROM AND (III) TO COOPERATE WITH THE BANK, IN ANY MANNER REQUESTED BY THE BANK, IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

      Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. When counterparts have been executed by all of the parties hereto, this Agreement shall be effective as of its date.

      IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Agreement, all as of the day and year first above written.

                                                     MIKRON INFRARED, INC.


                                                     By:________________________
                                                        Dennis L. Stoneman
                                                        Executive Vice President

                                  SCHEDULE "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT, BY AND BETWEEN MIKRON INFRARED, INC., AS THE BORROWER, AND FLEET NATIONAL BANK, AS THE BANK, DATED AS OF NOVEMBER 21, 2002

                      FORM OF BORROWING REQUEST CERTIFICATE

                                  [LOGO] Fleet

                              Mikron Infrared, Inc.
                           Borrowing Base Certificate
                            (Due Monthly by the 10th)

Date:__________________________

To Fleet National Bank (the "Bank") under a certain line of credit letter agreement dated November 20, 2002 which, when taken together with other loan documents between the Bank and Mikron Infrared, Inc. (the "Borrower") constitute the "Loan Agreement".

Defined terms used in this certificate shall have the same meaning as ascribed thereto in the Loan Agreement.

I. Computation of Borrowing Base

A.  Gross Accounts Receivable                                       ____________
B.  Less: Ineligible Accounts Receivable (see attached schedule)    ____________
C.  Total Eligible Accounts Receivable                              ____________
D.  80% of Line C                                                   ____________


E.  Total Inventory                                                 ____________
F.  Less: Ineligible Inventory (see attached schedule)              ____________
G.  Total Eligible Inventory                                        ____________
H.  Less: Reserve of $-0-                                           ____________
I.  50% of Line H                                                   ____________

J.  Net Property Plant and Equipment                                ____________
K.  25% of Line J.                                                  ____________

L.  Borrowing Base (Line D + Line I + Line K)                       ____________

II.  Aggregate Principal Balance of Loans                           ____________

III.  Excess Availability or Amount Due (Line L - Line II)          ____________

If amount on line III is positive, result indicates remaining availability.

If amount on line III is negative, result indicates amount due to Bank.

The undersigned officer of the Borrower certify that the information furnished herein as of _________________________ is true and correct. In addition, the signer certifies that; (i) as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default, exists under the Loan Agreement; (ii) there exists no violation of any covenant, term, condition or agreement contained in the Loan Agreement; (iii) no condition or event has occurred which would constitute a Default or Event of Default under the Loan Agreement; (iv) each of the representations and warranties contained in the Loan Agreement is true and correct, except to the extent such representations and warranties specifically relate to an earlier date and were true and correct at such earlier date and; (v) the Borrower is in compliance with all of the covenants, terms, conditions, and agreements of each loan agreement and obligation to which it is party.

Mikron Infrared, Inc.

By:_________________________________
Name:
Title:
Ineligible Accounts Receivable

1.    Amounts Aged Over 90 Days Past Invoice Date

2.    Due From Affiliates

3.    Conditional Accounts

4.    Progress Billings, Deposits, Rebillings

5.    Foreign Accounts - Uninsured

6.    Installment Accounts

7.    Government Accounts

8.    Amounts Excluded Under 50% Rule

9.    Accounts Not Liened

10.   Disputed Accounts

11.   Amounts Uninsured

12.   Bankrupt Accounts

13.   Contra Accounts

14.   Accounts Excluded At Bank Discretion

15.   Total Lines 1 Through 184

16.   Less:

17.   Amounts Due From Shonac Less Than 31 Days Past Invoice**

18.   Plus:

19.   Foreign Accounts Supported By Approved Irrevocable Letter Of Credit

20.   Equals:

21.   Ineligible Accounts Receivable                                  __________

22.   Ineligible Inventory

23.   Work In Process

24.   Catalogs And Promotional Items

25.   Rented and / or Demo Items

26.   Returned Items Not Saleable

27.   Damaged, Defective, Recalled Items

28.   Samples And Demonstration Items

29.   Consignment Items

30.   Items Liened By Others

31.   Packing And Shipping Materials

32.   Excluded - Lack Of Landlord Lease Waiver

33.   Accounts Not Liened

34.   Total Lines 27 Through 36:

35.   Equals:

36.   Ineligible Inventory                                             _________

37.

                                  SCHEDULE "B"

ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT, BY AND BETWEEN MIKRON INFRARED, INC., AS THE BORROWER, AND FLEET NATIONAL BANK, AS THE BANK, DATED AS OF NOVEMBER 21, 2002

                             LOCATION OF COLLATERAL

16 Thornton Road
Oakland, New Jersey

3101 Elevation Street
Hancock, Michigan

4475 Dupont Court
Ventura, California

                                  SCHEDULE "C"

ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT, BY AND BETWEEN MIKRON INFRARED, INC., AS THE BORROWER, AND FLEET NATIONAL BANK, AS THE BANK, DATED AS OF NOVEMBER 21, 2002

                               LOCATION OF OFFICES

16 Thornton Road
Oakland, New Jersey

3101 Elevation Street
Hancock, Michigan

4475 Dupont Court
Ventura, California